Exhibit 10.25.2

BROADWAY FINANCIAL CORPORATION
5055 Wilshire Boulevard, Suite 500
Los Angeles, CA 90036

August 22, 2013

CJA Private Equity Financial Restructuring Master Fund I, L.P.
c/o Gapstow Capital Partners
130 East 59th Street, 12th Floor
New York, NY 10022

Re:                             Investor Rights

Ladies and Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of capital stock of Broadway Financial Corporation, a Delaware corporation (the “Company”), the parent company of Broadway Federal Bank, F.S.B. (the “Bank”), CJA Private Equity Financial Restructuring Master Fund I, L.P., a Cayman Islands limited partnership (the “Investor”), shall be entitled to the following contractual rights, in addition to any other rights specifically provided to the Investor pursuant to that certain Subscription Agreement, dated as of the date hereof, by and between the Company and the Investor, including any amendments or supplements thereto, and such other agreements, instruments and certificates delivered in connection therewith (collectively, the “Subscription Documents”):

1.                                      Right to Designate Board Member.  As long as the Investor (together with its affiliates) beneficially owns at least 4% of the total capital stock (including common shares and non-voting shares) of the Company or any of its affiliates, and subject to any required approvals or non-objections of the Board of Governors of the Federal Reserve System (whether acting directly or through the Federal Reserve Bank of San Francisco in such reserve bank’s regulatory capacity), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and/or any other regulatory body having jurisdiction over the Company or the Bank (collectively, the “Regulators”), the Company shall use its reasonable best efforts to cause one person nominated by the Investor to be elected to serve on the Board of Directors of the Company, and any direct or indirect subsidiary thereof, including the Bank (collectively, the “Board”), which efforts shall include, without limitation, soliciting proxies for the Investor’s nominee in the same manner as it does for the Company’s other nominees.  Any director nominated by the Investor pursuant to this paragraph 1 shall be entitled to indemnification rights in his or her capacity as a member of the Board pursuant to an indemnification agreement in such form as shall be agreed to between the Company and the Investor.  The Investor’s Board representative shall receive compensation from the Company equal in form and value to compensation paid to other Board members (such compensation to be paid as directed by the Investor).  To facilitate the in-person attendance of the Investor’s Board representative (as a member of the Board pursuant to this paragraph 1 or as an observer pursuant to paragraph 2 below), the Company shall reimburse the Investor for all reasonable travel expenses of such representative promptly upon receiving documentation thereof reasonably acceptable to the Company; provided, however, that the Company shall not be obligated to reimburse expenses in excess of $20,000 in any calendar year.

2.                                      Board Observer Rights.  If the Investor is not represented on the Board (including during such time as regulatory approval is pending), as long as the Investor (together with its affiliates) beneficially owns at least 4.0% of the total capital stock (including any common shares and non-voting shares) of the Company or any of its affiliates, the Company shall allow a representative of the Investor to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that (i) such representative shall agree to hold in confidence and trust all information so provided; (ii) the representative may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith, upon advice of counsel, that access to such material or attendance at such meeting would adversely affect the attorney-client privilege between the Company or the Bank and its counsel or would conflict with applicable banking laws or regulations or if such material or meeting relates to relations or negotiations with the Investor or require the consent or non-objection of any Regulator; and (iii) such observer shall be excluded from all “executive sessions” of the board of directors if any other persons who are not members of the board of directors, other than counsel to the Company, are also excluded.  Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board with respect to the Investor’s concerns regarding significant business issues facing the Company.  For the avoidance of doubt, such representative shall not have access to any “confidential supervisory information” (as such term or relevant similar term is defined under the regulations of any Regulator).

3.                                      Terms of Agreements with Other Investors.  The Company represents and warrants that it has not entered into, and does not currently intend to enter into, any agreement with any other investor that provides rights to such investor related to its investment in capital stock of the Company, other than any such agreement as to which it has provided a copy to the Investor.   If the Company enters into any such agreement with a party that agrees to purchase capital stock issued by the Company after the date hereof, then the Company shall promptly provide a copy of any such agreement to the Investor.  As to any such agreement entered into with any other investor agreeing to purchase capital stock issued by the Company, any terms of such agreement that are more favorable to such investor than the terms of the Subscription Documents shall be added and incorporated into this letter agreement, unless the Investor provides written notice to the Company that it elects to waive its rights to any such additional or modified terms.

4.                                      Capital Structure.

(a)                                 Exchange Rights.  The Investor shall have the right, but not the obligation, from time to time, in its sole discretion, to exchange any voting common stock held by the Investor for the non-voting common stock of the Company (“Non-Voting Common Stock”) if the Company’s certificate of incorporation then authorizes the Company to issue Non-Voting Common Stock, or the non-voting preferred stock of the Company referred to herein if the Company’s certificate of incorporation does not then authorize the issuance of Non-Voting Common Stock, in order to reduce its ownership of any class of voting securities of the Company to 4.9% of the voting securities of the Company on a fully-diluted basis.  The Non-Voting Common Stock shall have all of the rights and other attributes of the Company’s currently outstanding common stock, except as provided in this paragraph 4(a) and except that such stock shall not be entitled to vote on any matter, except as required by the Delaware General Corporation Law.  The non-voting preferred stock referred to herein shall be authorized by the Company prior to the closing of the transactions contemplated by the Subscription Documents and shall have the rights, powers and preferences set forth in a Certificate of Designation of Series G Non-Voting Preferred Stock substantially in the form attached as Exhibit A hereto and is referred to herein collectively with the Non-Voting Common Stock as the “Non-Voting Stock.”  Any such exchange of voting common stock for Non-Voting Stock shall be effected by way of an Exchange Agreement in form and substance substantially as set forth on Exhibit B hereto.  Any Non-Voting Stock of the Company held by the Investor shall, upon its transfer to any person other than the Investor, or one of its affiliates, immediately and without any further action on the part of any person, automatically convert into voting common stock of the Company, as provided for in the Company’s certificate of incorporation provisions relating to the Non-Voting Common Stock or the Certificate of Designation of the Series G Non-Voting Preferred Stock, as applicable, subject to compliance with the applicable requirements of the Regulators.  Any shares of Non-Voting Stock received by the Investor or any affiliate of the Investor pursuant to this paragraph shall not be convertible by the Investor into shares of voting common stock or any other voting security of the Company, and any such shares shall be subject to the restrictions set forth in the Company’s certificate of incorporation provisions relating to the Non-Voting Common Stock or the Certificate of Designation of the Series G Non-Voting Preferred Stock, including restrictions on transfer contained therein that are intended to cause such shares to qualify as non-voting shares under the applicable requirements and policies of the Regulators.  For the avoidance of doubt, it is the intention of the parties hereto that any shares of Series G Non-Voting Preferred Stock that are outstanding at the time the Company’s certificate of incorporation is amended to authorize the Company to issue Non-Voting Common Stock shall be converted into shares of Non-Voting Common Stock and that no shares of Series G Non-Voting Preferred Stock shall be issued to any person or entity after that time.

(b)                                 Preemptive Rights.  If, following the consummation of the transactions contemplated by the Subscription Documents, the Company authorizes the issuance or sale of any securities comparable or identical to the securities issued in this offering pursuant to the Subscription Documents, the Investor shall be entitled,  in its sole discretion, to (i) purchase shares of common stock, Non-Voting Stock or any combination thereof, such that the Investor would maintain its percentage ownership interest in the Company’s capital stock on a fully-

diluted basis; or (ii) exchange any Non-Voting Stock held by the Investor for voting common stock, such that the Investor would maintain its percentage ownership interest in the Company’s common stock on a fully-diluted basis, in each case, subject to compliance with the applicable requirements of the Regulators.  With respect to each of (i) and (ii) above (the “Preemptive Rights”), the Company shall give written notice of such proposed issuance or sale (including the terms and conditions thereof) to the Investor at least thirty (30) days prior to the anticipated issuance or sale date and the Investor shall have twenty (20) days from the receipt thereof to provide the Company with notice of the exercise of its Preemptive Rights with respect to such issuance or sale.  The Preemptive Rights described herein shall not apply to the issuance of securities of the Company (A) to employees or directors of, or consultants or advisors to, the Company or the Bank pursuant to a plan, agreement or arrangement approved by the Board, (B) in connection with the acquisition of another company by the Company by way of merger or other reorganization or the acquisition of all or substantially all of the assets or capital stock of such company, provided that such issuances are approved by the Board, or (C) in a transaction approved by the Board that results in a “Change of Control,” which for purposes of this letter agreement a “Change of Control” means the acquisition by any person (including a group of related persons within the meaning of Rule 13d-2 of the Securities Exchange Act of 1934, as amended) of (x) more than fifty percent (50%) of the outstanding capital stock of the Company; (y) all or substantially all of the assets of the Company (including without limitation the sale of more than two-thirds (2/3) of the capital stock held by the Company in the Bank); or (z) a merger of the Company with or into any person, or of any person with or into the Company, immediately after which the shareholders of the Company (as measured immediately prior to completion of the transaction) own less than a majority of the combined capital stock or membership interests of the surviving entity.   In the case of a Change of Control, the Investor’s non-voting securities shall be exchanged or purchased in the same manner as the voting common stock of the Company; provided, however, that in all cases, the aggregate ownership percentage of the Investor and its affiliates in the issued and outstanding voting securities of the Company shall be less than 10%.  For the purpose of any such calculations of the percentage of voting securities owned by the Investor and its affiliates, the Investor shall include (i) any voting securities previously sold or transferred by the Investor and its affiliates, and (ii) any voting securities that were converted to Non-Voting Stock pursuant to paragraph 4(a) above as if such Non-Voting Stock were still voting securities.  In addition, the total equity ownership of the Company by the Investor and its affiliates shall not exceed 24.9% of the Company’s issued and outstanding stock.

5.                                      Expense Reimbursement.  The Company shall pay the fees and expenses incurred by the Investor in connection with its evaluation of the Company and negotiation of the Subscription Documents (including, without limitation, legal and travel expenses), regardless of whether the transactions contemplated by the Subscription Documents are consummated promptly upon receiving documentation thereof reasonably acceptable to the Company; provided, however, that the Company shall not be obligated to reimburse expenses in excess of $40,000.

6.                                      Registration Rights.  The Company shall provide a “shelf registration” for use by the Investor in the offer and sale of shares acquired by the Investor pursuant to the Transaction Documents, the registration statement for which shall be filed with the SEC by not later than the Filing Deadline (as defined in Section 1(a) of the Registration Rights Agreement referred to below).  In addition, the Investor shall be entitled to exercise “piggyback” registration rights to participate in the registration of shares pursuant to all registration statements proposed to be filed by the Company (except for the registration of securities (a) to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4 or any successor forms then in effect or (b) in a transaction relating solely to the sale of debt or convertible debt instruments).  The rights and obligations of the Investor and the Company in respect of such registration rights shall be set forth in a Registration Rights Agreement in form and substance substantially as set forth on Exhibit C hereto.

7.                                      Regulatory Approval.  The Company and the Investor shall cooperate to obtain the appropriate approvals from the Regulators in accordance with this letter agreement and the Subscription Documents. If necessary, the Investor shall agree to certain passivity commitments imposed by the Regulators, provided, that the terms and conditions of such commitments are customary and are not deemed by the Investor (in its sole discretion) to be unreasonable and provided, further, that the Investor shall not be required to agree to any restrictions, conditions or commitments imposed or otherwise required by any Regulator that are determined by the Investor (in its sole discretion) to be unduly burdensome.

8.                                      Miscellaneous.  The validity, construction and interpretation of this letter agreement and the rights and duties of the parties hereunder shall be governed by and construed in accordance with laws of the State of New York without regard to its conflicts of laws

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provisions.  This letter agreement (together with the Subscription Documents) constitutes the entire agreement among the parties hereto, and supersedes any and all prior representations, agreements and understandings, whether written or oral, with respect to the subject matter hereof.  This letter agreement shall not be modified, amended or waived, in whole or in part, except by written agreement of both parties.  The provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.  Each of the parties hereto shall, at the request of the other party, execute, deliver and acknowledge without any consideration, such additional documents, instruments or certificates or do or cause to be done such other things as are reasonably necessary or desirable to make effective the agreements and transactions contemplated by this letter agreement.  This letter agreement may be executed and delivered (including by facsimile or electronic transmission) in multiple counterparts, each of which shall constitute an original and all of which together shall be deemed to be one and the sane instrument.

Very truly yours,

Broadway Financial Corporation

By:	/s/ Wayne-Kent A. Bradshaw
Name:	Wayne-Kent A. Bradshaw
Title:	President and Chief Executive Officer

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ACKNOWLEDGED AND AGREED:

CJA PRIVATE EQUITY FINANCIAL

RESTRUCTURING MASTER FUND I, L.P.

By:                            CJA Private Equity Financial Restructuring

GP I Ltd., its General Partner

By:	/s/ Christopher J. Acito
Name:	Christopher J. Acito
Title:	Managing Member

Exhibit A

Form of Series G Certificate of Designations

Exhibit B

Form of Series G Exchange Agreement

Exhibit C

Registration Rights Agreement